FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3200
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

October 24, 2019

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES THIRD QUARTER FINANCIAL AND OPERATING RESULTS AND QUARTERLY DIVIDEND

Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended September 30, 2019:

Third Quarter 2019 Financial Results

•	Net income attributable to controlling interests was $332.8 million, or $4.14 per diluted share, including net gains on the sale of real estate of $339 million

•	NAREIT FFO(1) was $31.1 million, or $0.39 per diluted share

•	Core FFO(1) was $0.41 per diluted share

Operational Highlights

•	Net Operating Income (NOI)(2) was $49.6 million

•
Same-store(3) NOI declined 1.6% and cash NOI declined 0.7% over third quarter 2018. The decline was primarily due to a same-store office NOI decline of 5.2% over third quarter 2018, driven largely by expected office lease expirations, the majority of which have been re-leased

•
Same-store multifamily NOI and cash NOI increased by 3.0% over the prior year period, or 4.6% excluding the net impact of favorable tax appeal settlements, the majority of which impacted the third quarter of 2018

•	Same-store multifamily new lease rate growth was 4.2% and renewal lease rate growth was 4.4% (4)

•	Same-store other(5) NOI increased by 1.8% and cash NOI increased by 2.4% over third quarter 2018

Transaction Activity

•	Completed the acquisition of Cascade at Landmark, a 277 unit value-add multifamily asset in Alexandria, VA for approximately $70 million

•	Completed the sale of eight retail assets for gross proceeds of approximately $562 million and recognized net gains of approximately $339 million

“We delivered solid third quarter performance and successfully executed our 2019 Strategic Capital Allocation Plan, which recycled capital out of higher-risk commercial assets into value-oriented multifamily assets," said Paul T. McDermott, President and CEO of WashREIT. “Our multifamily portfolio is positioned to drive growth in several phases with a newly expanded renovation pipeline, strong lease rate growth, and the lease-up of the Trove development in 2020, which will strengthen and further stabilize our NOI growth trajectory."

Operating Results
The Company's overall portfolio NOI from continuing operations was $49.6 million for the quarter ended September 30, 2019 compared to $45.0 million in the corresponding prior year quarter. The increase was primarily driven by the Assembly portfolio acquisition, offset in part, by the sale of Quantico in the second quarter of 2019.

Washington Real Estate Investment Trust

Same-store portfolio by sector:

▪
Office: 53% of Same-Store NOI - Same-store NOI decreased by 5.2% and cash NOI decreased by 3.7% compared to the corresponding prior year period, primarily due to the termination of a prior lease at Watergate 600 that has largely been re-leased with rent commencement expected in the first quarter 2020. Same-store average occupancy(6) declined 320 basis points year-over-year and 90 basis points sequentially, primarily due to the aforementioned lease termination that enabled the re-leasing of the majority of the space. The same-store office portfolio was 90.6% occupied and 94.5% leased at quarter end.(7)

▪
Multifamily: 39% of Same-Store NOI - Same-store NOI and cash NOI increased by 3.0% compared to the corresponding prior year period. Excluding the net impact of favorable tax appeal settlements, which were higher than usual in the third quarter of 2018, same-store NOI increased 4.6% compared to the prior year quarter. The Company achieved 290 basis points of year-over-year rental rate growth, 440 basis points of renewal trade-outs and 420 basis points of new lease trade-outs in the third quarter. At quarter end, the same-store multifamily portfolio was 95.1% occupied on a unit basis and 97.0% leased.

▪
Other: 8% of Same-Store NOI - Same-store NOI increased by 1.8% and cash NOI increased by 2.4% compared to the prior year period despite a 140 basis point decline in year-over-year average occupancy due to lease commencements with high rental values at Spring Valley Village, as well as higher recoveries of previously reserved bad debts. The same-store other portfolio was 89.0% occupied and 91.9% leased at quarter end.

Leasing Activity

During the third quarter, WashREIT signed commercial leases totaling 67,000 square feet, including 40,000 square feet of new leases and 27,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis).

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New: (a)
Office	35,000	9.0	9.4	$52.20	22.3%	$71.99	$26.70
Retail	5,000	3.8	3.0	40.59	—%	—	6.76
Total	40,000	9.2	8.8	50.86	19.8%	63.66	24.39

Renewal: (a)
Office	16,000	3.9	1.5	$51.27	15.5%	$1.50	$6.35
Retail	11,000	7.8	—	42.24	35.0%	—	3.11
Total	27,000	5.5	0.9	47.55	21.9%	0.88	5.01

(a) Excludes approximately 43,000 square feet of commercial leases negotiated during the quarter but signed after quarter-end

Tenant improvements per square foot for office renewal leases were low in the third quarter due to the impact of several early renewals for short-term, traditional leases signed during the quarter for smaller tenants.

Washington Real Estate Investment Trust

Transaction Activity

During the quarter, WashREIT closed on the acquisition of the Cascade at Landmark Apartments in Alexandria, VA, a 277 unit, urban infill, value-add multifamily asset for approximately $70 million.

Additionally, the Company closed on the sales of the following eight retail assets, totaling approximately 1,652,000 square feet for $562 million and recognized net gains of approximately $339 million:

1. Gateway Overlook, Columbia, MD
2. Wheaton Park, Wheaton, MD
3. Olney Village Center, Olney, MD
4. Bradlee Shopping Center, Alexandria, VA
5. Shoppes of Foxchase, Alexandria, VA
6. Frederick Crossing, Frederick, MD
7. Frederick County Square, Frederick, MD
8. Centre at Hagerstown, Hagerstown, MD

Earnings Guidance

Management is reiterating the midpoint and narrowing its 2019 Core FFO guidance range to $1.70 to $1.72 from $1.69 to $1.73 per fully diluted share. The following assumptions and related explanatory notes are included in this guidance:

•	Same-store multifamily NOI growth is projected to range from 4.25% to 4.75%

•
Same-store office NOI decline remains projected to range from -5.25% to -4.50% primarily due to the impact of large lease expirations and renewals in 2019, the majority of which have been backfilled or renewed with rents commencing throughout 2020

•	Same-store other NOI growth for the remainder of the retail portfolio is projected to range from $13.25 to $13.50 million

•	Same-store NOI change is projected to range from -1.25% to -0.50%

•	The Company expects to complete an additional $125 to $150 million of yet to be announced commercial (office) asset sales close to year end and there are no additional acquisitions assumed in guidance

•	Development expenditures are projected to range from $45.0 to $50.0 million from a prior range of $47.5 to $52.5 million

•	The annual impact of the adoption of the new lease accounting standard ASC 842 as of January 1, 2019 is projected to be approximately $1.75 million from a prior range of $1.25 to $1.75 million

•	After considering Core FFO adjustments, general and administrative expense is now projected to range from $20.75 to $21.25 million from a prior range of $20.25 to $21.25 million

•	Interest expense is projected to range from approximately $54.5 to $55.0 million from a prior range of $55.0 to $55.5 million

•	Capitalized interest is expected to range from $2.75 to $3.25 million

•
Non same-store NOI and income from discontinued operations is projected to range from $57.0 to $57.5 million from a prior range of $56.5 to $57.75 million, which now includes $34.0 to $34.5 million from the office and multifamily properties the Company intends to hold, from a prior range of $34.0 to $34.75 million

The non same-store office pool in 2019 consists of Arlington Tower, which was acquired in 2018 and Quantico Corporate Center (925 and 1000 Corporate Drive), which has been sold.

The non same-store multifamily pool consists of the seven Assembly assets and Cascade at Landmark.

Discontinued operations consist of the following eight retail assets: Gateway Overlook, Wheaton Park, Olney Village Center, Bradlee Shopping Center, Shoppes of Foxchase, Centre at Hagerstown, Frederick Crossing and Frederick County Square.

WashREIT's 2019 Core FFO guidance is based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year, as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

Washington Real Estate Investment Trust

2019 Guidance Reconciliation Table

A reconciliation of projected net income attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2019 is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share (a)	$4.05	$4.07
Real estate impairment	0.10	0.10
Loss on sale of depreciable real estate (a)	0.01	0.01
Real estate depreciation and amortization (b)	1.66	1.66
Discontinued operations:
Gain on sale of real estate (a)	(4.22)	(4.22)
Real estate depreciation and amortization (b)	0.06	0.06
NAREIT FFO per diluted share	1.66	1.68
Core adjustments	0.04	0.04
Core FFO per diluted share	$1.70	$1.72
(a) Includes gains or losses on dispositions completed as of September 30, 2019
(b) Includes impact from completed and planned acquisitions and identified dispositions during the year

Dividends

On September 30, 2019, WashREIT paid a quarterly dividend of $0.30 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on January 6, 2020 to shareholders of record on December 23, 2019.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for Third Quarter 2019 Earnings is scheduled for Friday, October 25, 2019 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until November 8, 2019 at 11:00 P.M. Eastern Time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                41515

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available following the Conference Call.

About WashREIT

WashREIT owns and operates uniquely positioned real estate assets in the Washington D.C. market. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. As of October 25, 2019, the Company's portfolio of 46 properties includes approximately 4 million square feet of commercial space and 6,658 multifamily apartment units. These 46 properties consist of 17 office properties, 8 retail centers and 21 multifamily properties. Our shares trade on the NYSE and our company currently has an enterprise value of more than $3 billion as of September 30, 2019. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation's most competitive real estate markets.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the risk that any of the assumptions on which our updated 2019 earnings guidance is based are incorrect, the risk of failure to enter into and/or complete contemplated dispositions, at all, within the price ranges anticipated and on the terms and timing anticipated; the economic health of the greater Washington Metro region; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to ecommerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber attacks; weather conditions and natural disasters; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2018 Form 10-K and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify

Washington Real Estate Investment Trust

certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts

(1) NAREIT Funds From Operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in its NAREIT FFO White Paper - 2018 Restatement as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate, and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WashREIT's operating portfolio and affect the comparative measurement of WashREIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WashREIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We believe that NOI and cash NOI are useful performance measures because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and cash NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each of NOI and cash NOI as a supplement to net income, calculated in accordance with GAAP. Neither represents net income or income from continuing operations, in either case calculated in accordance with GAAP. As such, NOI and cash NOI should not be considered alternatives to these measures as an indication of our operating performance.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store”, “non-same-store” or discontinued operations. Same-store properties include properties that were owned for the entirety of the year being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the year being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the year being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

(4) Lease rate growth, which we sometimes refer to as "trade-out", is defined as the average percentage change in effective rent (net of concessions) for a new or renewed lease compared to the prior lease based on the move-in date.

(5) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. Pursuant to our Strategic Capital Allocation Plan, and following completion of the above described dispositions of our retail assets, we no longer report “Retail” as a separate operating segment.

(6) Average Occupancy is based on monthly occupied net rentable square footage or monthly occupied multifamily units as a percentage of total net rentable square footage or total multifamily units, respectively.

(7) Ending Occupancy is calculated as occupied square footage or multifamily units as a percentage of total square footage or multifamily units, respectively, as of the last day of that period.

Washington Real Estate Investment Trust

Ending Occupancy Levels by Same-Store Properties (i) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Segment	2019	2018	2019	2018
Multifamily (calculated on a unit basis)	95.1%	95.3%	95.0%	95.3%

Multifamily	95.2%	95.4%	95.1%	95.4%
Office	90.6%	94.8%	90.3%	92.7%
Other (ii)	89.0%	91.0%	89.0%	94.3%

Overall Portfolio	92.7%	94.7%	93.0%	94.1%

(i) Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. For Q3 2019 and Q3 2018, same-store properties exclude:

Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Office - Arlington Tower
Sold properties (classified as continuing operations):
Office - Quantico Corporate Center, Braddock Metro Center and 2445 M Street
Discontinued Operations:
Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(ii) Same-Store Other consists of retail properties not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. All Properties Other also includes discontinued operations.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2019	2018	2019	2018
Revenue
Real estate rental revenue	$80,259	$71,001	$228,513	$219,990
Expenses
Real estate expenses	30,692	25,988	84,969	79,938
Depreciation and amortization	37,340	27,951	97,441	83,134
General and administrative expenses	6,045	5,267	18,517	16,737
Lease origination expenses	416	—	1,286	—
Real estate impairment	—	—	8,374	1,886
	74,493	59,206	210,587	181,695
Other operating income
(Loss) gain on sale of real estate	—	—	(1,046)	2,495

Real estate operating income	5,766	11,795	16,880	40,790
Other expense:
Interest expense	(14,198)	(12,342)	(41,946)	(38,155)
Loss on extinguishment of debt	—	—	—	(1,178)
	(14,198)	(12,342)	(41,946)	(39,333)

(Loss) income from continuing operations	(8,432)	(547)	(25,066)	1,457
Discontinued operations:
Income from operations of properties sold or held for sale	2,942	6,440	16,158	18,485
Gain on sale of real estate	339,024	—	339,024	—
Loss on extinguishment of debt	(764)	—	(764)	—
Income from discontinued operations	341,202	6,440	354,418	18,485
Net income	332,770	5,893	329,352	19,942
Less: Net income attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net income attributable to the controlling interests	$332,770	$5,893	$329,352	$19,942

(Loss) income from continuing operations	$(8,432)	$(547)	$(25,066)	$1,457
Depreciation and amortization	37,340	27,951	97,441	83,134
Real estate impairment	—	—	8,374	1,886
Loss (gain) on sale of depreciable real estate	—	—	1,046	(2,495)
Funds from continuing operations	$28,908	$27,404	$81,795	$83,982
Income from discontinued operations	341,202	6,440	354,418	18,485
Discontinued operations real estate depreciation and amortization	59	2,321	4,926	6,985
Gain on sale of real estate	(339,024)	—	(339,024)	—
Funds from discontinued operations	2,237	8,761	20,320	25,470
NAREIT funds from operations (1)	$31,145	$36,165	$102,115	$109,452

Non-cash (gain) loss on extinguishment of debt	(244)	—	(244)	$1,178
Tenant improvements and incentives	(3,196)	(5,808)	(9,041)	(12,805)
External and internal leasing commissions capitalized	(1,243)	(957)	(3,671)	(2,300)
Recurring capital improvements	(1,034)	(752)	(2,401)	(1,844)
Straight-line rents, net	(713)	(1,058)	(2,503)	(3,384)
Non-cash fair value interest expense	(179)	(215)	(600)	(651)
Non real estate depreciation & amortization of debt costs	1,654	997	3,975	2,898
Amortization of lease intangibles, net	528	430	1,679	1,470
Amortization and expensing of restricted share and unit compensation	1,737	1,694	6,264	5,064
Funds available for distribution	$28,455	$30,496	$95,573	$99,078

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2019	2018	2019	2018
(Loss) income from continuing operations	(Basic)	$(0.10)	$(0.01)	$(0.31)	$0.01
	(Diluted)	$(0.10)	$(0.01)	$(0.31)	$0.01
Net income attributable to the controlling interests	(Basic)	$4.14	$0.07	$4.10	$0.25
	(Diluted)	$4.14	$0.07	$4.10	$0.25
NAREIT FFO	(Basic)	$0.39	$0.46	$1.27	$1.39
	(Diluted)	$0.39	$0.45	$1.27	$1.38

Dividends paid		$0.30	$0.30	$0.90	$0.90

Weighted average shares outstanding - basic		79,981	79,076	79,933	78,695
Weighted average shares outstanding - diluted		79,981	79,076	79,933	78,802
Weighted average shares outstanding - diluted (for NAREIT FFO)		80,040	79,238	80,006	78,802

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2019
	(unaudited)	December 31, 2018
Assets
Land	$611,797	$526,572
Income producing property	2,486,966	2,055,349
	3,098,763	2,581,921
Accumulated depreciation and amortization	(724,433)	(669,281)
Net income producing property	2,374,330	1,912,640
Properties under development or held for future development	110,572	87,231
Total real estate held for investment, net	2,484,902	1,999,871
Investment in real estate held for sale, net	—	203,410
Cash and cash equivalents	12,931	6,016
Restricted cash	1,578	1,624
Rents and other receivables	69,414	63,962
Prepaid expenses and other assets	106,251	123,670
Other assets related to properties held for sale	—	18,551
Total assets	$2,675,076	$2,417,104

Liabilities
Notes payable	$996,455	$995,397
Mortgage notes payable	47,319	48,277
Line of credit	211,000	188,000
Accounts payable and other liabilities	75,735	57,946
Dividend payable	—	24,022
Advance rents	9,475	9,965
Tenant security deposits	10,849	9,501
Liabilities related to properties held for sale	—	15,518
Total liabilities	1,350,833	1,348,626

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 80,292 and 79,910 shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively	803	799
Additional paid-in capital	1,539,734	1,526,574
Distributions in excess of net income	(212,978)	(469,085)
Accumulated other comprehensive income (loss)	(3,659)	9,839
Total shareholders' equity	1,323,900	1,068,127

Noncontrolling interests in subsidiaries	343	351
Total equity	1,324,243	1,068,478

Total liabilities and equity	$2,675,076	$2,417,104

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three months ended September 30, 2019	Multifamily	Office	Corporate and other	Total
Same-store net operating income(3)	$15,033	$20,556	$3,347	$38,936
Add: Net operating income from non-same-store properties(3)	6,525	4,106	—	10,631
Total net operating income(2)	$21,558	$24,662	$3,347	$49,567
Add/(deduct):
Interest expense				(14,198)
Depreciation and amortization				(37,340)
General and administrative expenses				(6,045)
Lease origination expenses				(416)
Loss from continuing operations				(8,432)
Discontinued operations:
Income from operations of properties sold or held for sale				2,942
Gain on sale of real estate				339,024
Loss on extinguishment of debt				(764)
Net income				332,770
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$332,770

Three months ended September 30, 2018	Multifamily	Office	Corporate and other	Total
Same-store net operating income(3)	$14,592	$21,686	$3,287	$39,565
Add: Net operating income from non-same-store properties(3)	64	5,384	—	5,448
Total net operating income(2)	$14,656	$27,070	$3,287	$45,013
Add/(deduct):
Interest expense				(12,342)
Depreciation and amortization				(27,951)
General and administrative expenses				(5,267)
Loss from continuing operations				(547)
Discontinued operations:
Income from operations of properties sold or held for sale				6,440
Net income				5,893
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$5,893

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Nine months ended September 30, 2019	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(3)	$45,153	$63,877	$10,233	$119,263
Add: Net operating income from non-same-store properties(3)	9,931	14,350	—	24,281
Total net operating income(2)	$55,084	$78,227	$10,233	$143,544
Add/(deduct):
Interest expense				(41,946)
Depreciation and amortization				(97,441)
General and administrative expenses				(18,517)
Leasing origination expense				(1,286)
Real estate impairment				(8,374)
Loss on sale of real estate				(1,046)
Loss from continuing operations				(25,066)
Discontinued operations:
Income from operations of properties sold or held for sale				16,158
Gain on sale of real estate				339,024
Loss on extinguishment of debt				(764)
Net income				329,352
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$329,352

Nine months ended September 30, 2018	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(3)	$43,177	$66,246	$9,669	$119,092
Add: Net operating (loss) income from non-same-store properties(3)	(21)	20,981	—	20,960
Total net operating income(2)	$43,156	$87,227	$9,669	$140,052
Add/(deduct):
Interest expense				(38,155)
Depreciation and amortization				(83,134)
General and administrative expenses				(16,737)
Loss on extinguishment of debt				(1,178)
Real estate impairment				(1,886)
Gain on sale of real estate				2,495
Income from continuing operations				1,457
Discontinued operations:
Income from operations of properties sold or held for sale				18,485
Net income				19,942
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$19,942

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
Net income		$332,770	$5,893	$329,352	$19,942
Add/(deduct):
Real estate depreciation and amortization		37,340	27,951	97,441	83,134
Loss (gain) on sale of depreciable real estate		—	—	1,046	(2,495)
Real estate impairment		—	—	8,374	1,886
Discontinued operations:
Gain on sale of real estate		(339,024)	—	(339,024)	—
Real estate depreciation and amortization		59	2,321	4,926	6,985
NAREIT funds from operations(1)		31,145	36,165	102,115	109,452
Add/(deduct):
Restructuring expenses		653	—	2,749	—
Loss on extinguishment of debt		764	—	764	1,178
Core funds from operations(1)		$32,562	$36,165	$105,628	$110,630

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2019	2018	2019	2018
NAREIT FFO	(Basic)	$0.39	$0.46	$1.27	$1.39
	(Diluted)	$0.39	$0.45	$1.27	$1.38
Core FFO	(Basic)	$0.41	$0.46	$1.32	$1.40
	(Diluted)	$0.41	$0.45	$1.32	$1.40

Weighted average shares outstanding - basic		79,981	79,076	79,933	78,695
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		80,040	79,238	80,006	78,802